UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2011, the registrant entered into a $150 million Term Loan Agreement in connection with its previously announced acquisition of Tegrant Holding Corporation. The Term Loan has a three-year maturity with amortization payments of $3.75 million each fiscal quarter, commencing with the fiscal quarter ending March 31, 2012. Terms and conditions are substantially the same as those for the existing Second Amended and Restated Credit Agreement dated October 18, 2010, a copy of which was filed as Exhibit 10.13 to the registrant’s Form 10-K for the year ended December 31, 2010.

The lenders under the Term Loan are: Bank of America, N.A.; JPMorgan Chase Bank, N.A.; and Wells Fargo Bank, National Association. Bank of America is also the administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated; JPMorgan Securities LLC; and Wells Fargo Securities LLC are joint lead arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: November 7, 2011	By:	/s/ Barry L, Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

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